Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for January 2008

MESA ROYALTY TRUST
The Bank of New York Trust Company, N.A., Trustee
NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS January 18, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of January 2008. Unitholders of record on January 31, 2008 will receive distributions amounting to $879,034 or $0.471688370 per unit payable on April 30, 2008. The Trust received $531,119 and $52,168 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $301,471.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701